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                                                                     EXHIBIT 5.1

                                October 21, 2004

(214) 698-3100                                                       03896-00029

(214) 571-2900

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240

      Re: Atmos Energy Corporation Public Offering of Floating Rate Senior Notes due 2007, 4.00% Senior Notes due 2009, 4.95% Senior Notes due 2014 and 5.95% Senior Notes due 2034

Ladies and Gentlemen:

      As counsel for Atmos Energy Corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (File No. 333-118706) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), and the prospectus and prospectus supplement with respect thereto, dated October 18, 2004 (together, the "Prospectus"), with respect to the proposed offering by the Company of (i) $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2007 (the "2007 Notes"), (ii) $400,000,000 aggregate principal amount of its 4.00% Senior Notes due 2009 (the "2009 Notes"), (iii) $500,000,000 aggregate principal amount of its 4.95% Senior Notes due 2014 (the "2014 Notes") and (iv) $200,000,000 aggregate principal amount of its 5.95% Senior Notes due 2034 (the "2034 Notes," and together with the 2007 Notes, the 2009 Notes and the 2034 Notes, the "Notes"). The Notes will be issued pursuant to the Indenture, dated as of May 22, 2001 (the "Underlying Indenture"), between the Company and SunTrust Bank, as trustee (the "Trustee"), as modified by an Officers' Certificate of the Company, to be dated as of October 22, 2004 (the "Officer's Certificate"), pursuant to the Underlying Indenture. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement. The Underlying Indenture, the Officer's Certificate and the Notes are referred to herein as the "Note Documents."

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Atmos Energy Corporation
October 21, 2004
Page 2

      For the purpose of rendering this opinion, we have made such factual and legal examination as we deem necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

      (i) the Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation");

      (ii) the Amended and Restated Bylaws of the Company, as amended to date (the "Bylaws");

      (iii) the Underlying Indenture;

      (iv) the Officer's Certificate;

      (v) the form of the 2007 Notes, the form of the 2009 Notes, the form of the 2014 Notes and the form of the 2034 Notes;

      (vi) the Statement of Eligibility of the Trustee on Form T-1 for the Notes, filed as an exhibit to the Registration Statement; and

      (vii) such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

      In rendering the opinion expressed below, we have assumed:

      (a) the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies;

      (b) with respect to agreements and instruments executed by natural persons, the legal competency of such persons;

      (c) the Note Documents will be duly and validly executed and delivered by the Trustee and will constitute the legal, valid and binding agreements of the Trustee; and

      (d) there are no agreements or understandings between or among the parties to the Note Documents that would expand, modify or otherwise affect the terms of the Note Documents or the respective rights or obligations of the parties thereunder.

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Atmos Energy Corporation
October 21, 2004
Page 3

      On the basis of the foregoing examination, and in reliance thereon, and subject to the foregoing assumptions and the qualifications, limitations and exceptions set forth below, we are of the opinion that:

      1. When the 2007 Notes shall have been executed and authenticated as specified in the Underlying Indenture, as modified by the Officer's Certificate, and offered and sold as described in the Registration Statement and the Prospectus, the 2007 Notes will be legally issued and binding obligations of the Company.

      2. When the 2009 Notes shall have been executed and authenticated as specified in the Underlying Indenture, as modified by the Officer's Certificate, and offered and sold as described in the Registration Statement and the Prospectus, the 2009 Notes will be legally issued and binding obligations of the Company.

      3. When the 2014 Notes shall have been executed and authenticated as specified in the Underlying Indenture, as modified by the Officer's Certificate, and offered and sold as described in the Registration Statement and the Prospectus, the 2014 Notes will be legally issued and binding obligations of the Company.

      4. When the 2034 Notes shall have been executed and authenticated as specified in the Underlying Indenture, as modified by the Officer's Certificate, and offered and sold as described in the Registration Statement and the Prospectus, the 2034 Notes will be legally issued and binding obligations of the Company.

      The opinions set forth herein are subject to the following qualifications, limitations and exceptions:

            A. The effectiveness of the Registration Statement under the Act will not have been terminated or rescinded.

            B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America and to the facts as they presently exist. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

            C. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a

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Atmos Energy Corporation
October 21, 2004
Page 4

      proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

      This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                          Very truly yours,

                                          /s/ GIBSON DUNN & CRUTCHER LLP